UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 9, 2021
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

On September 9, 2021, Ford Motor Company (“Ford”) entered into Amendment No. 4 to the Tax Benefit Preservation Plan (the “TBPP”) between Ford and Computershare Trust Company, N.A., as rights agent. The TBPP is designed to preserve Ford’s substantial tax attributes, including tax credit carryforwards. Originally entered into as of September 11, 2009, the TBPP was amended by Amendment No. 1 effective September 11, 2012, was amended by Amendment No. 2 effective September 9, 2015, was amended by Amendment No. 3 effective September 13, 2018, and was scheduled to expire at the close of business on September 30, 2021. Amendment No. 4 to the TBPP, which was approved by Ford’s Board of Directors, extends the expiration date of the TBPP to September 30, 2024 (subject to other earlier termination events, including final adjournment of Ford’s 2022 annual meeting of shareholders if shareholder approval of the extension has not been received prior to that time).

At year-end 2020, Ford had tax attributes that would offset approximately $52 billion of taxable income. Ford can utilize these tax attributes in certain circumstances to offset taxable income and reduce its federal income tax liability. Ford’s ability to use the tax attributes would be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code and Internal Revenue Service rules. As part of the TBPP, in 2009 the Board of Directors declared a dividend of one preferred share purchase right for each outstanding share of common stock and class B stock. The preferred share purchase rights would only be activated if triggered by the TBPP.

As a continuation of the current TBPP, if any person or group acquires 4.99 percent or more of the outstanding shares of common stock (subject to certain exceptions), there would be a triggering event under the TBPP resulting in significant dilution in the ownership interest of such person or group in Ford stock. The dilution would result from all other common stockholders being entitled to purchase additional shares of common stock at a substantial discount or, in lieu thereof, Ford’s Board of Directors electing to exchange each preferred share purchase right for one share of common stock. Ford’s Board of Directors has the discretion to exempt any acquisition of common stock from the provisions of the TBPP. The TBPP may be amended or terminated by the Board of Directors as long as the rights remain redeemable.

The original TBPP is described in and included as an exhibit to Ford’s Current Report on Form 8-K dated September 11, 2009. Amendment No. 1 to the TBPP is described in and included as an exhibit to Ford’s Current Report on Form 8-K dated September 11, 2012. Amendment No. 2 to the TBPP is described in and included as an exhibit to Ford’s Current Report on Form 8-K dated September 9, 2015. Amendment No. 3 to the TBPP is described in and included as an exhibit to Ford’s Current Report on Form 8-K dated September 13, 2018. Amendment No. 4 to the TBPP is filed as Exhibit 4 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 4	Amendment No. 4 to TBPP	Filed with this Report

Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL)	*

* Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: September 10, 2021	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary